UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Neoleukin Therapeutics, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEOLEUKIN THERAPEUTICS, INC. 188 East Blaine Street, Suite 450 Seattle, WA 98102
Notice of Annual Meeting of Stockholders
TO BE HELD ON MAY 12, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Neoleukin Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting is expected to be held on May 12, 2022 at 1:30 p.m. Pacific Time. To facilitate stockholder participation and save costs, the Annual Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/NLTX2022. You will not be able to attend the Annual Meeting in person. The meeting will be held for the following purposes:

1	To elect Jonathan G. Drachman and Sarah B. Noonberg as Class II directors of the Company to hold office until the 2025 Annual Meeting of Stockholders.
2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
3	To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers.
4	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The record date for the Annual Meeting is March 17, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors Dr. Jonathan G. Drachman Chief Executive Officer Seattle, Washington March 31, 2022

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NEOLEUKIN THERAPEUTICS, INC. 188 East Blaine Street, Suite 450 Seattle, WA 98102
Proxy Statement for the 2022
Annual Meeting of Stockholders
TO BE HELD ON MAY 12, 2022
Questions and Answers about these Proxy Materials and Voting

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Neoleukin Therapeutics, Inc. (the “Company,” “Neoleukin,” “we,” “us”, or “our”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about March 31, 2022, to all stockholders of record entitled to vote at the Annual Meeting.
We intend to send you a proxy card, along with a second Notice, on or after March 31, 2022.

Why did I receive a notice regarding the availability of proxy materials on the internet?

In order to facilitate stockholder participation and save costs, this year’s annual meeting will be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the annual meeting in person and hope the online format will allow more stockholders to participate by removing any barriers caused by travel requirements. You may attend the annual meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/NLTX2022. We encourage you to access the annual meeting before it begins. Online check-in will begin at 1:30 p.m. Pacific Time on the date of the annual meeting. If you have difficulty accessing the meeting, please call TFN: 844-986-0822 / International: 303-562-9302. We will have technicians available to assist you.

How do I attend this year’s Annual Meeting?

X	4 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

TABLE OF CONTENTS	GENERAL INFORMATION

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including:
• To elect Jonathan G. Drachman and Sarah B. Noonberg as Class II directors of the Company to hold office until the 2025 Annual Meeting of Stockholders.
• To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
• To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers.
• To conduct any other business properly brought before the meeting.

What am I voting on?

Our Board of Directors has set March 17, 2022 as the record date for the Annual Meeting. If you were a stockholder of record of our common stock at the close of business on March 17, 2022, you are entitled to vote at the meeting. As of the record date, 42,493,971 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.
Holders of common stock are entitled to one vote per share. There is no cumulative voting.

Who is entitled to vote at the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What if another matter is properly brought before the meeting?

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GENERAL INFORMATION	TABLE OF CONTENTS

You may either vote “For” or “Withhold” for each nominee to the Board of Directors. With respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and the advisory approval of the compensation of named executive officers, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
How do I vote?

	During Meeting	By Mail	By Phone	By Internet

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•To vote online at the meeting, attend the Annual Meeting on the internet at www.virtualshareholdermeeting.com/NLTX2022.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 11, 2022 to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 11, 2022 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

X	6 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

TABLE OF CONTENTS	GENERAL INFORMATION

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the meeting.
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 17, 2022.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Ratification of the appointment of auditors is considered a “routine” matter. Accordingly, your broker or nominee may not vote your shares on the election of either nominee for director, or the advisory approval of compensation of our named executive officers, without your instructions, but may vote your shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, without your instructions. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What happens if I do not vote?

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GENERAL INFORMATION	TABLE OF CONTENTS

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director, “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and “For” the advisory approval of compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What if I return a proxy card or otherwise vote, but do not make specific choices?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is paying for this proxy solicitation?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
What does it mean if I receive more than one Notice?

X	8 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

TABLE OF CONTENTS	GENERAL INFORMATION

Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 188 East Blaine Street, Suite 450, Seattle, Washington 98102.
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Can I change my vote after submitting my proxy?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 1, 2022, to our Corporate Secretary at 188 East Blaine Street, Suite 450, Seattle, Washington 98102, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2023 Annual Meeting of Stockholders is held before April 12, 2022 or after June 11, 2023, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2023 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 11, 2023 nor earlier than the close of business on January 12, 2023; provided, however, that if our 2022 Annual Meeting of Stockholders is held before April 12, 2022 or after June 11, 2022, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
When are stockholder proposals and director nominations due for next year’s annual meeting?

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GENERAL INFORMATION	TABLE OF CONTENTS

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposals to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and to approve the compensation for our named executive officers, votes “For,” “Against,” abstentions and broker non-votes.
How are votes counted?

For the election of directors, the two nominees to serve until the 2025 Annual Meeting of Stockholders receiving the most “For” votes from the shares present online at the meeting or represented by proxy and entitled to vote generally on the election of directors will be elected. Because directors are elected by a plurality of the votes received, only votes “For” will affect the outcome.
To be approved, Proposal No. 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 must receive “For” votes from the holders of a majority of shares present online at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
Proposal No. 2 is considered a routine matter and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
To be approved, Proposal No. 3, an advisory vote on the compensation for our named executive officers, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes are needed to approve each proposal?

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TABLE OF CONTENTS	GENERAL INFORMATION

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting or represented by proxy. On the record date, there were 42,493,971 shares outstanding and entitled to vote. Thus, the holders of 21,246,986 shares must be present online at the meeting or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present online at the meeting or represented by proxy may adjourn the Annual Meeting to another date.

What is the quorum requirement?

You will vote on the following management proposals:
1.To elect Jonathan G. Drachman and Sarah B. Noonberg as Class II directors of the Company to hold office until the 2025 Annual Meeting of Stockholders.
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
3.To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers.
The Board of Directors recommends that you vote FOR all the nominees in Proposal No. 1, and FOR Proposal Nos. 2 and 3.

How does the Board of Directors recommend that I vote?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
How can I find out the results of the voting at the Annual Meeting?

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GENERAL INFORMATION	TABLE OF CONTENTS

By submitting your proxy card, you authorize the proxies named therein to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.
The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.
How will the proxies vote on any other business brought up at the meeting?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: Neoleukin Therapeutics, Inc., c/o Corporate Secretary at 188 East Blaine Street, Suite 450, Seattle, Washington 98102. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.
How can I communicate with Neoleukin’s Board of Directors?

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2022
This proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at http://investor.neoleukin.com/financial-filings/sec-filings.

X	12 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

Proposal One
ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. In March 2022, the Board of Directors, based on the recommendation of the Nominating and Governance Committee, appointed Rohan Palekar to fill a vacancy created by the resignation of Lewis T. “Rusty’” Williams. Mr. Palekar will serve as a Class III Director until the 2023 Annual Meeting.

The Board of Directors presently has seven members. There are two Class II directors whose term of office expires in 2022. If elected at the Annual Meeting, each of the nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. Six of our directors attended the 2021 Annual Meeting of Stockholders.
The following table sets forth information with respect to our directors, including the two nominees for election at the Annual Meeting, as of March 17, 2022:

Name	Age	Position	Director Since

Class II Directors – Nominees for Election at the 2022 Annual Meeting
Jonathan G. Drachman	60	Director, Chief Executive Officer	August 2019
Sarah B. Noonberg	54	Director	August 2019
Class III Directors – Continuing in Office until the 2023 Annual Meeting
M. Cantey Boyd	42	Director	August 2019
Todd Simpson	61	Director, Chairman of the Board	January 2014
Rohan Palekar	56	Director	March 2022
Class I Directors – Continuing in Office until the 2024 Annual Meeting
Martin Babler	57	Director	September 2020
Erin Lavelle	44	Director	June 2020

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PROPOSAL ONE	TABLE OF CONTENTS
Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee of the Board of Directors.
Directors are elected by a plurality of the votes of the holders of shares of common stock present online at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. You may not cumulate votes in the election of directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Neoleukin. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Board Diversity Matrix (as of March 17, 2022)

Total number of Directors	7
Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors based on Gender Identity	4	3	–	–
Number of Directors who identify in any categories below:
African American or Black	–	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	3	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	1
Did Not Disclose Demographic Background	–
Director Qualifications, Skills and Attributes

Independence	Tenure	Age

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TABLE OF CONTENTS	PROPOSAL ONE
Nominees for Election for a Three Year Term Expiring at the 2022 Annual Meeting

Jonathan G. Drachman, M.D.	Director Since: 2019	Age: 60
Jonathan G. Drachman, M.D., has served as a director and the Chief Executive Officer of Neoleukin since November 2018. From November 2004 to May 2018, Dr. Drachman held several positions at Seattle Genetics, Inc., culminating in the position of Chief Medical Officer and Executive Vice President of Research and Development. From 1998 to 2004, he was a faculty member in the Division of Hematology at the University of Washington, and a Senior Investigator in the Division of Research and Education at Puget Sound Blood Center. He currently serves on the board of directors of Harpoon Therapeutics, Inc. and until recently was a director of Calithera Biosciences, Inc. Dr. Drachman received his M.D. at Harvard Medical School and his A.B. in Biochemistry from Harvard College. He completed his residency in internal medicine and a fellowship in medical oncology at the University of Washington.

The Nominating and Governance Committee believes that Dr. Drachman is qualified to serve on our Board of Directors because he has extensive experience in the biopharmaceutical industry and service as our Chief Executive Officer.

Sarah B. Noonberg, M.D., Ph.D.	Director Since: 2019	Age: 54
Sarah B. Noonberg, M.D., Ph.D., is the Chief Medical Officer of Maze Therapeutics. From May 2018 to May 2019, Dr. Noonberg served as the Chief Medical Officer of Nohla Therapeutics Inc., a developer of universal, off-the-shelf cell therapies for patients with hematological malignancies and other critical diseases. Prior to joining Nohla Therapeutics, she served as the Chief Medical Officer of Prothena Corporation plc, a biotechnology company, from May 2017 to May 2018. Dr. Noonberg previously served as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc., a biotechnology company from August 2015 to March 2017. From May 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, culminating in the position of Senior Vice President of Early Development. She currently serves on the board of directors of Protagonist Therapeutics, Inc. Dr. Noonberg received her M.D. at the University of California, San Francisco, her Ph.D. in Bioengineering at the University of California, Berkeley, and her B.S. in Engineering at Dartmouth College. She is a board-certified internist and completed her residency at Johns Hopkins Hospital.
The Nominating and Governance Committee believes that Dr. Noonberg is qualified to serve on our Board of Directors because she has extensive medical knowledge and clinical development and regulatory expertise.
The board recommends a vote in favor of each named nominee.

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PROPOSAL ONE	TABLE OF CONTENTS
Directors Continuing in Office Until the 2023 Annual Meeting

M. Cantey Boyd	Director Since: 2019	Age: 42
M. Cantey Boyd is a Managing Director at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies. Prior to joining Baker Bros. Advisors LP in 2005, Ms. Boyd was an Analyst in the Healthcare Investment Banking Group of Deutsche Bank Securities from 2002 to 2004. Ms. Boyd graduated with an A.B. in Business-Economics from Brown University.
The Nominating and Corporate Governance Committee believes that Ms. Boyd is qualified to serve on our Board of Directors because of her significant experience working with life sciences companies.

Rohan Palekar	Director Since: 2022	Age: 56
Rohan Palekar was appointed to our Board of Directors in March 2022 to fill the vacancy created by the resignation of Dr. Williams from our Board of Directors. Mr. Palekar, age 56, has served as Chief Executive Officer and director of 89Bio, Inc., a biopharmaceutical company since June 2018. Mr. Palekar held various positions at Avanir Pharmaceuticals, Inc., a specialty pharmaceutical company, including the role of President and Chief Executive Officer of Avanir following its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2015. Prior to the acquisition, Mr. Palekar had also served as Chief Operating Officer and Chief Commercial Officer of Avanir. From 2008 to 2011, Mr. Palekar served as Chief Commercial Officer for Medivation, Inc., a biopharmaceutical company, where he was responsible for all commercial activities, chemistry, manufacturing and controls, medical affairs and public relations functions. Mr. Palekar also spent over 16 years at Johnson & Johnson, a diversified healthcare company, in various senior commercial and strategic management roles. Since 2018, he has served as a trustee for Aim High for High School, a non-profit educational institution, and currently serves as Chairman of the Board of Trustees. Mr. Palekar earned his M.B.A. from the Tuck School of Business at Dartmouth College, his B.Com. in Accounting from the University of Mumbai and his L.L.B. from the University of Mumbai. Mr. Palekar is also a certified Chartered Accountant and a Cost and Management Accountant.
The Nominating and Corporate Governance Committee believes that Mr. Palekar is qualified to serve on our Board of Directors because of his extensive experience with biotechnology companies and his extensive knowledge of compliance and oversight of the financial reporting processes of publicly traded corporations.

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TABLE OF CONTENTS	PROPOSAL ONE

Todd Simpson	Director Since: 2014	Age: 61
Todd Simpson has served as a member of our Board of Directors since January 2014 and as the Chairman of the Board since March 2020. Since October 2005, Mr. Simpson has served as the Chief Financial Officer of Seagen, Inc., a biotechnology company (formerly Seattle Genetics, Inc.). From October 2001 to October 2005 Mr. Simpson was Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and Chief Financial Officer of Aastrom Biosciences, Inc., a biotechnology company. From 1992 through August 1995, Mr. Simpson held various finance-related positions at Telios Pharmaceuticals, Inc., ultimately serving as Vice President of Finance and Chief Financial Officer until its acquisition by Integra LifeSciences Corporation, a biotechnology company, in August 1995; subsequent to that acquisition, he served as Treasurer of Integra LifeScience Corporation until December 1995. Mr. Simpson is a certified public accountant (inactive), and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.
The Nominating and Corporate Governance Committee believes that Mr. Simpson is qualified to serve on our Board of Directors and as Chairman of the Audit Committee because of his extensive experience with biotechnology and pharmaceutical companies and his extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of publicly traded corporations.

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PROPOSAL ONE	TABLE OF CONTENTS
Directors Continuing in Office until the 2024 Annual Meeting

Martin Babler	Director Since: 2020	Age: 57
Martin Babler has served on our Board of Directors since September 2020. He has served as President and CEO of Alumis Inc., a privately held biopharmaceutical company, since September 2021. From April 2011 to October 2020, Mr. Babler served as President and Chief Executive Officer at Principia Biopharma Inc., a biopharmaceutical company which was acquired by Sanofi SA in September 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and lead the commercial development organization and the cardiovascular marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the board of directors of Omega Alpha SPAC, Prelude Therapeutics Inc, Sardona Therapeutics Inc and on the Health Section and Emerging Companies Section Governing Boards of the Biotechnology Innovation Organization, or BIO. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

The Nominating and Governance Committee believes that Mr. Babler is qualified to serve on our Board of Directors because he has extensive experience in the biopharmaceutical industry.

Erin Lavelle	Director Since: 2020	Age: 44
Erin Lavelle has served on our Board of Directors since May 2020. Since October 2020, Erin has been the Chief Operating Officer and Chief Financial Officer for Eliem Therapeutics (ELYM), a Seattle-based public company focused on neurology therapeutics. From April 2018 to February 2020, Ms. Lavelle served as the Chief Operating Officer at Alder BioPharmaceuticals, Inc. In addition to that role, she served as Alder’s appointed director for Vitaeris Inc., a privately held biotechnology company founded based in Vancouver, British Columbia, Canada. Prior to that, she served in various roles at Amgen Inc. from 2003 to 2018, most recently serving as General Manager Taiwan from September 2017 to April 2018, as Executive Director, Japan Asia Pacific (Hong Kong) from May 2016 to September 2017, and Executive Director, Global Marketing Business Analytics and Insights from June 2014 to May 2016. She started her career in Investment Banking at Merrill Lynch. Ms. Lavelle holds a Bachelor of Arts in Economics from Yale University.
The Nominating and Governance Committee believes that Ms. Lavelle is qualified to serve on our Board of Directors because she has extensive experience in the biopharmaceutical industry.

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Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our counsel to ensure that the Board of Director’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Babler, Ms. Boyd, Ms. Lavelle, Dr. Noonberg, Mr. Palekar, and Mr. Simpson. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with Neoleukin. The Board of Directors also considered Ms. Boyd’s role as an advisor at Baker Bros. Advisors LP in light of the relationship we have with Baker Bros. Advisors LP and affiliated entities as significant stockholders in making the determination that Ms. Boyd is an independent director. Dr. Drachman, our Chief Executive Officer, is not an independent director by virtue of his current employment with us.
Board Leadership Structure
In accordance with our corporate governance guidelines, a copy of which is posted on our website at http://investor.neoleukin.com/ in the “Corporate Governance” section thereof, our Board of Directors has flexibility to determine whether the offices of the Chairperson of the Board and Chief Executive Officer should be separate. The Board of Directors, in consultation with our Nominating and Governance Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. Our Nominating and Governance Committee will periodically consider the Board’s leadership structure and make recommendations to change the structure as it deems appropriate.
In March 2020, the Board of Directors appointed Mr. Simpson, who was acting as our lead independent director, as Chairperson of the Board. The Board of Directors believes that this leadership structure, with Mr. Simpson serving as the Chairman and Dr. Drachman serving as Chief Executive Officer, is appropriate at this time because it enables the Board as a whole to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company. In addition, the Board of Directors benefits from the perspective and insights of Mr. Simpson and Dr. Drachman as a result of their extensive experience in the biotechnological and biopharmaceutical industries.
Role of The Board of Directors in Risk Oversight
One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole as well as through Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major risks and enterprise exposures, including

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BOARD OF DIRECTORS	TABLE OF CONTENTS
cybersecurity and other information technology risks, controls and procedures, and other areas the Audit Committee determines are necessary or appropriate. The Audit Committee reviews the steps our management has taken to monitor and control these exposures, including the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies.
Meetings of the Board of Directors
The Board of Directors met 6 times during 2021. Each Board of Directors member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of 2021 for which they were a director or committee member.
Information Regarding Committees of The Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of March 17, 2022 and the number of meetings each committee held in 2021:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Dr. Jonathan Drachman
Mr. Martin Babler		C
Ms. M. Cantey Boyd		X	X
Ms. Erin Lavelle	X		X
Dr. Sarah Noonberg			C
Mr. Rohan Palekar (1)	X	X
Mr. Todd Simpson	C
Total meetings in 2021:	4	4	4
X Member C Chairperson
(1)Mr. Palekar joined the Board of Directors on March 2, 2022.

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TABLE OF CONTENTS	BOARD OF DIRECTORS
The Board of Directors has determined that each member of each of the above committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each such committee of the Board of Directors.
Audit Committee

Members	Responsibilities
Mr. Simpson (Chair) Ms. Lavelle Mr. Palekar
•Reviewing with management and our independent auditors our financial results, including our financial statement audits;
•Providing oversight over our accounting and financial reporting processes and systems of internal controls and the integrity of the company’s financial statements;
•Selecting and hiring our independent registered public accounting firm;
•Evaluating the qualifications, independence and performance of our independent auditors;
•Reviewing with management our programs for compliance with legal and regulatory requirements and risk exposures;
•Reviewing and approving related-person transactions; and
•The preparation of the audit committee report to be included in our annual proxy statement.
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee that served during 2021 were, and all current members are, independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act). Our Board of Directors also determined that each member of the Audit Committee that served during 2021 could, and all current members can, read and understand fundamental financial statements in accordance with applicable requirements.

The Board of Directors has adopted
a written Audit Committee charter that is available to stockholders on our website at
http://investor.neoleukin.com/corporate-governance.
The Board of Directors has further determined that Mr. Simpson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Simpson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company.

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BOARD OF DIRECTORS	TABLE OF CONTENTS
Compensation Committee

Members	Responsibilities
Mr. Babler (Chair) Ms. Boyd Mr. Palekar
The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs and to assist the Board of Directors with other human resources matters. The primary functions of this committee include:
▪evaluating, reviewing, recommending for approval by our Board of Directors (as needed), and approving executive officer compensation arrangements, plans, policies and programs;
▪evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
▪administering our cash-based and equity-based compensation plans;
▪overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees;
▪reviewing with management the Company’s human resource activities;
•when required, reviewing with management our Compensation Discussion and Analysis and considering whether to recommend that it be included in proxy statements and other filings; and
•assisting our Board of Directors in assessing risks created by the incentives inherent in our compensation policies.

All members of our Compensation Committee that served during 2021 were, and all current members are, independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at
http://investor.neoleukin.com/corporate-governance.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants as well as internal and external legal, accounting, or other advisors, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the

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TABLE OF CONTENTS	BOARD OF DIRECTORS
consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. In addition, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees and the Chief Executive Officer as appropriate.
After taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee again engaged Radford, a consultancy group of Aon plc, as a compensation consultant for 2021. The Compensation Committee believes Radford is an appropriate consultant for us as their compensation consulting practice works directly with the compensation committees of more than 150 technology and life science companies annually. The Compensation Committee requested that Radford:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. For the review of executive compensation, Radford analyzed base salary, target bonus and target total cash compensation as well as annual equity award under a variety of scenarios. For the review of compensation of our Board, Radford analyzed and recommended cash retainers as well as appointment and annual equity awards. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and our Chief Executive Officer to learn more about our business operations and strategy, key performance metrics, and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the recommendations. The Compensation Committee did not approve fees for other services from Radford than those described above and no work performed by Radford during fiscal year 2021 raised a conflict of interest.
Compensation Committee Interlocks and Insider Participation
During 2021, none of the members of the Compensation Committee was currently or had been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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BOARD OF DIRECTORS	TABLE OF CONTENTS
Nominating and Corporate Governance Committee

Members	Responsibilities
Dr. Noonberg (Chair) Ms. Boyd Ms. Lavelle
The Nominating and Corporate Governance Committee of the Board of Directors oversees our corporate governance function. The primary functions of this committee include:
•identifying, considering and recommending candidates for membership on our Board of Directors;
•developing and recommending corporate governance guidelines and policies for the Company;
•overseeing the evaluation of the performance of our Board of Directors and its committees;
•advising our Board of Directors on other corporate governance matters; and
•assisting the Board of Directors in overseeing any program related to corporate responsibility and sustainability, including environmental, social and corporate governance matters.

All members of the Nominating and Corporate Governance Committee that served during 2021 were, and all current members are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at
http://investor.neoleukin.com/corporate-governance.

The Board shall be responsible for nominating persons for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. Our Nominating and Corporate Governance Committee has primary responsibility for setting the qualifications as to who can sit on our Board. The Nominating and Corporate Governance Committee is tasked with identifying individuals who meet those qualifications and periodically reviewing our Board’s structure. As part of this process, the Nominating and Corporate Governance Committee will consider the size and breadth of our business and the need for Board diversity and will recommend candidates with the goal of developing an experienced, diverse, and highly qualified Board.
Nominees for director will be selected based on criteria such as independence, integrity, diversity (including with respect to race, ethnicity, gender and sexual orientation), geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board, ability to contribute to our Board’s overall effectiveness, and the needs of our Board and its committees. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The

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TABLE OF CONTENTS	BOARD OF DIRECTORS
Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Corporate Secretary, 188 East Blaine Street, Suite 450, Seattle, Washington 98102. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Pursuant to our Corporate Governance Guidelines, stockholders that wish to communicate with the Board, should send such correspondence to the attention of the Secretary, at 188 East Blaine Street, Suite 450, Seattle, WA 98102 or by email at corporatesecretary@neoleukin.com. Our Secretary will forward the communication to the Board unless it is primarily commercial in nature or related to an improper or irrelevant topic. We do not have a formal process by which stockholders may communicate directly with members of our Board of Directors. We believe that an informal process, in which any communication sent to the Board of Directors in care of the Secretary is generally to be forwarded to the Board of Directors, serves the needs of the Board and our stockholders.
Code of Ethics
We have adopted the Neoleukin Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors, employees and individuals engaged by the Company as independent contractors. The Code of Business Conduct and Ethics is available on our website at http://investor.neoleukin.com/corporate-governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Anti-hedging
We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sale contracts, or contributing our securities to exchange funds in a manner that could be interpreted as hedging in our stock.

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BOARD OF DIRECTORS	TABLE OF CONTENTS
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to reflect the Board of Directors’ strong commitment to sound corporate governance practices and to encourage effective policy and decision making at both the Board and management level, with a view to enhancing long- term value for our stockholders. The guidelines are also intended to assist the Board of Directors in the exercise of its governance responsibilities and serve as a framework within which the Board may conduct its business. The Corporate Governance Guidelines set forth the practices and expectations of the Board of Directors with respect to performance evaluation, compensation and succession planning for our Chief Executive Officer and other executive officers, Board and Board committee performance evaluation, the structure and composition of the Board, responsibilities of directors, Board logistics, and stockholder communications with the Board. The Corporate Governance Guidelines, as well as the charters for the Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors, may be viewed at http://investor.neoleukin.com/corporate- governance.

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Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Mr. Todd Simpson (Chair)
Ms. Erin Lavelle

Mr. Rohan Palekar did not participate in reviewing the financials included in the Annual Report on Form 10-K as he joined the Board of Directors on March 2, 2022.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Proposal Two
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Summary
Deloitte & Touche LLP, an independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2021.
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the shares present online at the meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP.
Change in Independent Registered Accounting Firm
As previously disclosed, in March 2020, we transitioned our audit services and independent registered public accounting firm from Deloitte LLP to its US affiliate Deloitte & Touche LLP in connection with our August 2019 reverse merger with Aquinox Pharmaceuticals, Inc. because our financial operations and management team had transitioned to be primarily located in the U.S. following that transaction. The decision to change the certifying accountant was approved by the Audit Committee.
The audit reports of Deloitte & Touche LLP on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2019 and 2018, there were no disagreements with Deloitte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte LLP to make reference to the matter in its reports for such years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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TABLE OF CONTENTS	PROPOSAL TWO
We provided Deloitte LLP with a copy of a Current Report on Form 8-K (the “Form 8-K”), which was filed with the SEC on March 20, 2020 reporting this change in our independent registered public accounting firm, and requested that Deloitte LLP furnish us with a letter addressed to the SEC stating whether Deloitte LLP agreed with the disclosures in the Form 8-K or, if not, stating the respects in which it did not agree. We received the requested letter from Deloitte LLP and a copy of the letter, dated March 20, 2020, was filed as Exhibit 16.1 to the Form 8-K and such letter is incorporated by reference herein.
Principal Accountant Fees and Services
The following table represents aggregate fees earned by our prior independent registered public accounting firm, Deloitte LLP, for services rendered for the years ended December 31, 2021 and 2020:

	2021(1) ($)	2020(1) ($)

Audit Fees	65,281	62,886
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	65,281	62,886
(1)The dollar amounts shown in these columns reflect the US$ equivalent of the amounts billed by Deloitte LLP. The amounts were converted to U.S. dollars from Canadian dollars using the average of the closing monthly average exchange rates for the 12 months ended December 31, 2021 and December 31, 2020. Applying this formula to the year ended December 31, 2021 and December 31, 2020, Canadian $1.00 was equal to US$0.7978 and US$0.7462, respectively.
The following table represents aggregate fees earned by our current independent registered public accounting firm, Deloitte & Touche LLP for services rendered for the year ended December 31, 2021:

	2021 ($)	2020 ($)

Audit Fees	494,013	520,500
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	2,089	2,086
Total Fees	496,102	522,586

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PROPOSAL TWO	TABLE OF CONTENTS
Audit Fees. Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including fees for professional services related to registration statement filings. The total Audit fees for Deloitte & Touche LLP for the fiscal year ended December 31, 2020 includes $2,500 in Audit fees billed after March 31, 2021, the date that our proxy statement for our 2021 annual meeting of stockholders was filed with the SEC.
Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.
Tax Fees. This category pertains to fees for professional services provided related to tax compliance, tax planning, and tax advice.
All Other Fees. All other fees during 2021 and 2020 relate to a subscription for accounting-related research software. All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The charter of the Audit Committee provides for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee may pre-approve specified services in the defined categories of audit services, audit- related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
The Board recommends a vote in favor of Proposal Number Two.

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Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders	6,248,445	(1)	9.06	5,730,137	(3)(4)
Equity compensation plans not approved by stockholders (2)	2,847,500		2.80	—
Total	9,095,945		7.20	5,730,137
(1)Includes securities issuable under our Joint Canadian Stock Option Plan (the “2006 Plan”) and 2014 Equity Incentive Plan (the “2014 Plan”), including the number of securities to be issued upon exercise of outstanding options, warrants, and rights includes shares subject to restricted stock unit (“RSU”) awards granted under the 2014 Plan, which RSU awards do not carry an exercise price. Accordingly, the weighted average exercise price does not reflect the shares that will be issued upon settlement of RSUs.
(2)On August 31, 2019, the Board of Directors granted, in the aggregate, options to purchase 3,300,000 shares of Company common stock to four of our executive officers, including options to purchase 1,650,000 shares to our Chief Executive Officer, as inducement to their employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).
(3)Includes 689,837 shares available for issuance under our 2020 Employee Stock Purchase Plan (“2020 ESPP”).
(4)No further shares are available for issuance under our 2006 Plan. Pursuant to the terms of our 2014 Plan, the number of shares reserved for issuance is subject to automatic increases on January 1 of each year, beginning on January 1, 2022 and ending on and including January 1, 2030, by 4.00% of the sum of (A) the total number of shares of capital stock and (B) the total number of shares of common stock subject to pre-funded warrants, in each case outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Board.

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Proposal Three
NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in the “Executive Compensation” section, the compensation tables and the narrative discussions set forth on pages 38 to 43 of this proxy statement. This non-binding advisory vote is commonly referred to as a “Say on Pay” proposal.

Our Board and stockholders have determined to hold a “Say on Pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the “Executive Compensation” section of this proxy statement.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and the strategic value of the position, while ensuring retention, motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the “Executive Compensation” section beginning on page 38 of this proxy statement for additional details on the compensation of our named executive officers in fiscal year 2021.
We are asking you to indicate your support for the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Neoleukin Therapeutics, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” compensation tables and narrative discussion set forth in the proxy statement relating to its 2022 Annual Meeting of Stockholders, is hereby APPROVED.”
The Say on Pay vote is advisory, and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Vote Required
Approval of the resolution will require the affirmative vote of a majority of the shares of common stock present online at the meeting or represented by proxy at the Annual Meeting and entitled to vote on the matter. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 17, 2022 for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.
Our calculation of beneficial ownership below reflects 42,493,971 shares of common stock issued and outstanding as of March 17, 2022.
Additionally, this table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership has been determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after March 17, 2022 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Neoleukin Therapeutics, Inc., 188 East Blaine Street, Suite 450, Seattle, Washington 98102.

Neoleukin Therapeutics, Inc.	2022 Proxy Statement | 33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)

Named Executive Officers and Directors:
Jonathan G. Drachman(1)	3,682,436	8.67
Robert Ho(2)	151,086	*
Priti Patel(3)	130,750	*
Martin Babler(4)	41,666	*
M. Cantey Boyd(5)	–	–
Erin Lavelle(6)	41,666	*
Sarah B. Noonberg(7)	64,666	*
Todd Simpson(8)	109,499	*
Rohan Palekar	–	–
All executive officers and directors as a group (10 persons)(9)	5,847,651	13.76
5% Stockholders:
Baker Bros. Advisors LP. and Affiliates(10)	4,245,148	9.99
Entities affiliated with Redmile Group, LLC(11)	4,245,148	9.99
Pictet Asset Management SA(12)	2,574,289	6.06
Daniel Adriano Silva Manzano(13)	2,909,168	6.85
Umut Ulge(14)	3,127,733	7.36
BlackRock, Inc.(15)	2,604,645	6.13
* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)Consists of (a) 2,198,686 shares held directly, (b) 100,000 shares held of record by PLD Family Trust 2020, (c) 100,000 shares held of record by JGD Family Trust 2020, and (d) 1,283,750 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(2)Consists of (a) 21,503 shares held directly and (b) 129,583 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(3)Consists of (a) 2,000 shares held directly, (b) 118,750 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022, and (c) 10,000 shares issuable pursuant to settlement of restricted stock unit awards within 60 days of March 17, 2022.

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TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(4)Consists of 41,666 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(5)Ms. Boyd, an employee of Baker Bros. Advisors LP (the “Adviser”), serves on our Board of Directors as a representative of 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Funds”) and the Adviser may be deemed to beneficially own the securities received by Ms. Boyd as compensation for serving as a director. Pursuant to the policies of the Adviser, Ms. Boyd does not have any right to the pecuniary interest in securities received as compensation for serving as a director and the Funds are entitled to an indirect proportionate pecuniary interest in such securities.
(6)Consists of 41,666 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(7)Consists of 64,666 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(8)Consists of 109,499 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(9)Consists of (a) 3,753,175 shares held by the directors and executive officers as of March 17, 2022, (b) 2,084,476 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022, and (c) 10,000 shares issuable pursuant to settlement of restricted stock unit awards within 60 days of March 17, 2022
(10)Based on information provided in a Schedule 13D/A and Form 4 filed with the SEC on December 23, 2020 and, with respect to certain securities, the Company’s records. The Schedule 13D/A was filed jointly by the Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker, and Julian C. Baker, with respect to shares held by the Funds (defined below), Felix J. Baker and Julian C. Baker, and certain stock options granted to a member of our Board of Directors. Current beneficial ownership of the Adviser, the Adviser GP, and Messrs. Baker consists of (i) 320,049 shares of common stock and 36,990 shares of common stock issuable upon the exercise of pre-funded warrants held by 667, L.P. (“667”), (ii) 3,501,691 shares of common stock and 317,233 shares of common stock issuable upon the exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“Life Sciences,” and together with 667, the “Funds”) and (iii) 64,666 shares of common stock issuable upon exercise of stock options held by M. Cantey Boyd exercisable within 60 days of March 17, 2022. In addition, Felix J. Baker and Julian C. Baker each directly hold 2,260 shares of common stock. The pre-funded warrants are only exercisable to the extent that after giving effect to such exercise the holders thereof and their affiliates would beneficially own no more than 9.99% of our outstanding common stock (the “Maximum Percentage”). By written notice to the Company, the Funds may from time to time increase or decrease the Maximum Percentage applicable to that Fund to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to us. As a result of this restriction, the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by the above holders may change depending upon changes in the outstanding shares of common stock. Without giving effect to the above beneficial ownership limitation, the pre-funded warrants that 667 holds would be exercisable for an aggregate of 1,199,122 shares of common stock and the pre-funded warrants that Life Sciences holds would be exercisable for an aggregate of 10,283,888 shares of common stock. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP, Felix J. Baker and Julian C. Baker, as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Company directly held by the Funds. M. Cantey Boyd, an employee of the Adviser, serves on our Board of Directors as a representative of the Funds and the Adviser may be deemed to beneficially own the securities received by Ms. Boyd as compensation for serving as a director. Pursuant to the policies of the Adviser, Ms. Boyd does not have any right to the pecuniary interest in securities received as compensation for serving as a director and the Funds are entitled to an indirect proportionate pecuniary interest in such securities. The address of the foregoing entities and persons is 860 Washington Street, 3rd Floor, New York, New York 10014.
(11)Based solely on information provided in a Schedule 13G filed with the SEC on February 14, 2022. Redmile Group, LLC’s beneficial ownership of our common stock is comprised of 3,490,835 shares of Common Stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of Common Stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Subject to the Beneficial Ownership Blocker (as defined below), Redmile Group, LLC may also be deemed to beneficially own 1,180,000 shares of Common Stock issuable upon exercise of certain Pre-Funded Warrants to Purchase Common Stock (the “Warrants”). Pursuant to the terms of the Warrants, we may not effect any exercise of any Warrant, and a holder of a Warrant does not have the right to exercise any portion of the Warrant held by such holder, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Securities and Exchange Commission (the “SEC”), including any “group” of which such holder is a member, would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (the “Beneficial Ownership Blocker”). The “Beneficial Ownership Limitation” is 9.99% of the shares of Common Stock then issued and outstanding, which percentage may be changed at a holder’s election upon 61 days’ notice to us. The address of the foregoing entities and persons is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, CA 94129.
(12)Based solely on information provided in a Schedule 13G filed with the SEC on February 9, 2022. The address of Pictet Asset Management SA is 60 Route des Acacias, 1211 Geneva 73, Switzerland.
(13)Consists of (a) 2,558,335 shares held directly and (b) 350,833 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(14)Consists of (a) 2,779,191 shares held directly and (b) 348,542 shares issuable pursuant to stock options exercisable within 60 days of March 17, 2022.
(15)Based solely on information provided in a Schedule 13G filed with the SEC on February 2, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Neoleukin Therapeutics, Inc.	2022 Proxy Statement | 35

Executive Officers

The following table sets forth certain information with respect to our executive officers as of March 17, 2022. Biographical information with regard to Dr. Drachman is presented under “Proposal No. 1—Election of Directors” in this proxy statement.

Name	Age	Position(s)

Jonathan Drachman, M.D	60	Chief Executive Officer, President, and Principal Financial Officer
Priti Patel, M.D	46	Chief Medical Officer
Carl Walkey, Ph.D.	37	Senior Vice President of Corporate Development
Donna Cochener	47	General Counsel, Senior Vice President Legal

Priti Patel has served as our Chief Medical Officer since April 2021. From January 2019 until April 2021, Dr. Patel served as Vice President – Hematology for AstraZeneca PPLC, a pharmaceutical and biotechnology company. She also served as Executive Director – Head of Clinical Development at Acerta Pharma B.V., a member of the AstraZeneca group, from January 2018 until January of 2019 and as Senior Medical Director at Acerta from March 2015 until January of 2018. Dr. Patel received a Bachelor of Arts in Public Health from The Johns Hopkins University, a Master of Science from the Johns Hopkins Bloomberg School of Public Health and a Doctorate of Medicine from the University of Vermont College of Medicine.
Carl Walkey has served as our Senior Vice President of Corporate Development since February 2021. Prior to that he served as Vice President of Corporate Development from July 2019 until February 2021. Before coming to Neoleukin Therapeutics, Mr. Walkey was a Senior Fellow at the University of Washington, Institute for Protein Design from May 2016 until July 2019. Prior to that, he served as Founding Partner at Ansible Marketing from May 2014 until September 2015. Mr. Walkey received a Bachelor of Engineering in Engineering Physics from Carleton University and a Ph.D. in Bioengineering and Biomedical Engineering from the University of Toronto.
Donna Cochener has served as our General Counsel, Senior Vice President Legal since March 2022. Before joining us, Ms. Cochener was Senior Vice President, Deputy General Counsel of HomeStreet, Inc., a financial services holding company, and its wholly owned subsidiary, HomeStreet Bank, from 2016 to November 2021. Prior to joining HomeStreet, Ms. Cochener was a Partner at Davis Wright Tremaine, LLP, a law firm, in Seattle, Washington. She has served as Chairman of the Board of Cochener Garvey Capital Partners, Inc. and its affiliated subsidiaries since August 2012. Ms. Cochener received a Bachelors of Science in Journalism from Northwestern University and a Juris Doctorate and Masters of Law in International Comparative Law from Duke University.

X	36 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

Executive Compensation
Our named executive officers (the “NEOs”) for the year ended December 31, 2021, which consist of our principal executive officer and the next two most highly compensated executive officers, were:
•Jonathan Drachman, Chief Executive Officer and President
•Robert Ho, Former Chief Financial Officer
•Priti Patel M.D, Chief Medical Officer
Summary Compensation Table
The following table sets forth information regarding the compensation of our NEOs for each of the fiscal years ended December 31, 2021 and 2020. The components of the compensation reported in the Summary Compensation Table are described below.

Name and principal position	Year	Salary ($)	Bonus ($)		Equity Awards ($)	(1)	Non-Equity Incentive Plan Compensation ($)	(2)	All Other Compensation ($)	(3)	Total ($)

Jonathan Drachman Chief Executive Officer	2021	438,640	—		1,998,837		208,354		4,300		2,650,131
	2020	418,750	—		3,830,108		219,680		—		4,468,538
Robert Ho (4) Former Chief Financial Officer	2021	396,266	—		949,531		155,336		4,300		1,505,433
	2020	280,000	—		2,255,062		119,210		—		2,654,272
Priti Patel (5) Chief Medical Officer	2021	294,556	100,000	(6)	4,897,435		115,466		2,706		5,410,163
	2020	—	—		—		—		—		—
Robert
(1)Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts for the applicable year reflect the aggregate grant date fair value of each stock option granted in the applicable year, computed in accordance with the provisions of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)Represents amounts earned under our 2021 incentive compensation plan, which provides our NEOs with an annual incentive compensation payment, subject to achievement of our corporate performance goals and individual achievement.
(3)Represents company matching contributions to our 401(k) plan and telephone and transportation benefit for all named executive officers.
(4)Mr. Ho began employment March 2020 and his salary and non-equity incentive plan compensation for 2020 are pro rated accordingly. Mr. Ho resigned from his position as our Chief Financial Officer effective March 1, 2022.
(5)Dr. Patel began employment in April 2021 and her salary and non-equity incentive plan compensation are pro rated accordingly.
(6)Represents a signing bonus paid to Dr. Patel as an inducement to commencing employment.
Employment Agreements

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
We have entered into our standard form of indemnification agreement for directors and executive officers with each of our NEOs, which requires us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Jonathan Drachman
We entered into an amended and restated executive employment agreement effective April 15, 2020 with our Chief Executive Officer, Dr. Drachman, to amend the terms of severance payments and benefits to which Dr. Drachman may be entitled in the event of certain terminations of his employment and to modify certain other terms. The amended employment agreement amends and restates the prior employment agreement between the Company and Dr. Drachman, dated August 5, 2019.
Pursuant to the amended employment agreement, Dr. Drachman’s initial base salary will be $425,000, subject to increases from time to time as determined by the Compensation Committee. Dr. Drachman is also eligible to receive an annual bonus with a target level of 50% of his base salary as determined by the Compensation Committee.
In the event Dr. Drachman experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in the amended employment agreement), provided that he executes and makes effective a release of claims against us and our affiliates, Dr. Drachman will become entitled to (i) continued base salary for 12 months, payable in accordance with our standard payroll practices; (ii) premium payments for continued healthcare coverage for up to 12 months; and (iii) solely in the case of equity awards outstanding as of April 15, 2020, accelerated vesting of the portion of such outstanding equity awards that would have vested and become exercisable, as applicable, if he had remained in service for an additional 12 months following his date of termination. In the event Dr. Drachman experiences a termination without “cause” or he resigns for “good reason” (each as defined in the amended employment agreement) during the 12-month period following a change in control of Neoleukin, then in lieu of the foregoing, Dr. Drachman will become entitled to (a) continued base salary for 18 months, payable in accordance with the Company’s standard payroll practices; (b) 150% of his annual target bonus, payable in a single lump-sum; (c) premium payments for continued healthcare coverage for up to 18 months; and (d) full accelerated vesting of his then-outstanding equity awards.
Employee directors are not compensated for services on the Board of Directors in addition to their regular employee compensation.
Robert Ho
We entered into an employment agreement with Mr. Ho effective as of March 16, 2020, setting forth the terms of Mr. Ho’s employment as our Chief Financial Officer. Pursuant to the employment agreement, Mr. Ho’s initial base salary was $350,000, subject to increases from time to time as determined by the Compensation Committee. Mr. Ho was also eligible to receive an annual bonus with a target level of 40% of his base salary as determined by the Compensation Committee.
In the event Mr. Ho experienced a termination of his employment without “cause” or he resigned for “good reason” (each as defined in Mr. Ho’s employment agreement), provided that he executed and made effective a release of claims against us and our affiliates, Mr. Ho would have become entitled to (i) continued base salary for nine months, payable in accordance with our standard payroll practices; and (ii) premium payments for continued healthcare coverage for up to nine months. In the event Mr. Ho experienced a termination without “cause” or he resigned for “good reason” during the 12-month period following a change in control, then in lieu of the foregoing, Mr. Ho would have become entitled to (a) continued base salary for 12 months, payable in accordance with our standard payroll practices; (b) 100% of his annual target bonus, payable in a single lump-sum; (c) premium payments for continued healthcare coverage for up to 12 months; and (d) 100% accelerated vesting on his then-outstanding equity awards. Mr. Ho resigned effective March 1, 2022 and did not receive any severance or other termination benefits in connection with his resignation.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Priti Patel
We entered into an employment agreement with Dr. Patel effective as of April 30, 2021, setting forth the terms of Dr. Patel’s employment as our Chief Medical Officer. Pursuant to her employment agreement, Dr. Patel will receive an annual base salary of $440,000, subject to increases from time to time as determined by the Compensation Committee. Dr. Patel is also eligible to receive an annual bonus with a target level of 40% of her base salary as determined by the Compensation Committee.
Dr. Patel received a one-time sign on bonus of $100,000, which is subject to repayment if Dr. Patel’s employment is terminated for cause or Dr. Patel resigns within the first twelve months of employment. On the effective date of the employment agreement, Dr. Patel was also granted a restricted stock unit representing 20,000 shares of common stock (the “RSU Award”) and an option to purchase 475,000 shares of common stock with an exercise price of $12.49 per share. The RSU Award will vest in two equal annual installments on the first two anniversaries of the grant date, and the option vests and becomes exercisable with respect to (i) 1/4th of the total underlying shares on the first anniversary of the grant date and (ii) with respect to 1/48th of the total underlying shares on a monthly basis thereafter such that the option will be fully vested and exercisable on the fourth anniversary of the grant date, each subject to Dr. Patel’s continuous service through each applicable vesting date.
In the event Dr. Patel experiences a termination of her employment without “cause” or she resigns for “good reason” (each as defined in Dr. Patel’s employment agreement), provided that she executes and makes effective a release of claims against us and our affiliates, Dr. Patel will become entitled to (i) continued base salary for nine months, payable in accordance with our standard payroll practices; (ii) premium payments for continued healthcare coverage for up to nine months; and (iii) any earned, but unpaid, annual bonus due and owing from the prior year. In the event Dr. Patel experiences a termination without “cause” or she resigns for “good reason” during the 12-month period following a change in control, then in lieu of the foregoing, Dr. Patel would become entitled to (a) continued base salary for 12 months, payable in accordance with our standard payroll practices; (b) any earned, but unpaid, annual bonus due and owing from the prior year; (c) 100% of her annual target bonus, payable in a single lump-sum; (d) premium payments for continued healthcare coverage for up to 12 months; and (e) 100% accelerated vesting on her then-outstanding equity awards.

Neoleukin Therapeutics, Inc.	2022 Proxy Statement | 39

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2021.

	Equity Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable (1)(2)	Exercise Price ($)	Expiration Date

Jonathan Drachman	8/3/2021		—	400,000	6.80	8/2/2031
	8/10/2020		140,000	280,000	12.00	8/10/2030
	8/31/2019		962,500	687,500	2.80	8/30/2029
Robert Ho (5)	8/3/2021		—	190,000	6.80	8/2/2031
	8/10/2020		30,000	60,000	12.00	8/10/2030
	3/16/2020		87,500	112,500	6.44	3/15/2030
	3/16/2020	(3)	—	50,000	N/A	N/A
Priti Patel	8/3/2021		—	50,000	6.80	8/2/2031
	4/30/2021		—	475,000	12.49	4/29/2031
	4/30/2021	(4)	—	20,000	N/A	N/A
(1)The shares subject to the stock options vest as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting commencement date and thereafter 1/48th of the shares vest each month, subject to continued service with us through each vesting date.
(2)Awards are subject to accelerated vesting as described under “Employment Agreements”.
(3)Represents 75,000 Restricted Stock Units (“RSUs”) which vest as follows: 1/3 of the shares underlying the RSUs shall vest on each one-year anniversary of the vesting commencement date, subject to continued service with us through each vesting date.
(4)Represents 20,000 Restricted Stock Units (“RSUs”) which vest as follows: 1/2 of the shares underlying the RSUs shall vest on each one-year anniversary of the vesting commencement date, subject to continued service with us through each vesting date.
(5)Mr. Ho resigned from the Company effective March 1, 2022. Upon his resignation, all unvested equity awards were cancelled. Any vested shares pursuant to stock options remain exercisable for a period of three months following the date of his resignation.

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Director Compensation
The following table sets forth information regarding compensation earned by or paid to our non-employee directors serving during 2021. Dr. Drachman, our only employee director during 2021, received no additional compensation for his Board service during 2021.

Name	In Cash ($)	Option Awards ($)(1)(2)	Total ($)

Martin Babler	47,000	195,775	242,775
M. Cantey Boyd (3)	52,000	195,775	247,775
Erin Lavelle	53,000	195,775	248,775
Sarah B. Noonberg	48,000	195,775	243,775
Todd Simpson	85,000	195,775	280,775
Lewis T. “Rusty” Williams (4)	63,000	195,775	258,775
(1)Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the year ended December 31, 2021, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The table below lists the aggregate number of shares subject to outstanding option awards held by each of our non-employee directors.
(2)The shares subject to these awards vest in a series of twelve successive equal monthly installments measured from the vesting commencement date.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2021 (#)

Martin Babler	75,000
M. Cantey Boyd (3)	72,000
Erin Lavelle	75,000
Sarah B. Noonberg	72,000
Todd Simpson	116,833
Lewis T. “Rusty” Williams (4)	72,000

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DIRECTOR COMPENSATION	TABLE OF CONTENTS
(3)Ms. Boyd, an employee of Baker Bros. Advisors LP (the “Adviser”), serves on our Board of Directors as a representative of 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Funds”) and the Adviser may be deemed to beneficially own the securities received by Ms. Boyd as compensation for serving as a director. Pursuant to the policies of the Adviser, Ms. Boyd does not have any right to the pecuniary interest in securities received as compensation for serving as a director and the Funds are entitled to an indirect proportionate pecuniary interest in such securities.
(4)Dr. Williams resigned from our Board effective as of March 2, 2022.
Non-employee directors receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors, as applicable, payable in equal monthly installments, in arrears:
•$40,000 per year for service as a member of our Board of Directors;
•$25,000 per year for service as our Chairperson;
•$20,000 per year for service as the chair of the Audit Committee and $8,000 per year for service as a member (other than as chair) of the Audit Committee;
•$15,000 per year for service as the chair of the Compensation Committee and $7,000 per year for service as a member (other than as chair) of the Compensation Committee; and
•$8,000 per year for service as the chair of the Nominating and Corporate Governance Committee and $5,000 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. In addition, our non-employee directors receive $500 additional cash compensation for in-person meetings of our Board of Directors attended at our headquarters. Employee directors do not receive additional compensation for service on our Board of Directors. Each new non-employee director who joins our Board of Directors will be granted an option to purchase 50,000 shares of our common stock. These options will vest on a three-year, annual vesting schedule. Each non-employee director continuing in office following an annual meeting will receive a grant of stock options covering 25,000 shares of our common stock, vesting on a one-year, monthly vesting schedule as of the date of such annual meeting.

X	42 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

Transactions With Related Persons
Other than compensation arrangements for our directors and NEOs, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2021 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted under Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.
Policy on Future Related Party Transactions
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, the anticipated aggregate dollar value of the transaction or, in the case of indebtedness, the largest amount of principal outstanding at any time during the current fiscal year plus all amounts of interest payable on it during the fiscal year, the rationale for the proposed transaction and any other relevant information with respect to the proposed transaction.

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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Neoleukin stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Neoleukin. Direct your written request to Neoleukin Therapeutics, Inc., c/o Corporate Secretary at 188 East Blaine Street, Suite 450, Seattle, Washington 98102 or contact our Corporate Secretary at (866) 245-0312. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

X	44 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov.
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Neoleukin Therapeutics, Inc.
188 East Blaine Street, Suite 450
Seattle, WA 98102
Attention: Secretary
(866) 245-0312

Neoleukin Therapeutics, Inc.	2022 Proxy Statement | 45

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Donna M. Cochener, Secretary
Dated: March 31, 2022

X	46 | 2022 Proxy Statement	Neoleukin Therapeutics, Inc.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 00 00 54 02 09 _1 R 1. 0. 0. 24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Jonathan G. Drachman 02) Sarah B. Noonberg NEOLEUKIN THERAPEUTICS, INC. C/O: PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NLTX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the company for its fiscal year ending December 31, 2022. 3. To approve, by a non-binding advisory vote, the compensation paid by the company to its named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 54 02 09 _2 R 1. 0. 0. 24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com NEOLEUKIN THERAPEUTICS, INC. Proxy for Annual Meeting of Stockholders on May 12, 2022 Solicited on Behalf of the Board of Directors The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2022 Annual Meeting of Stockholders of Neoleukin Therapeutics, Inc., the accompanying proxy statement and the 2021 Annual Report, and hereby appoint(s) Jonathan Drachman and Sean Smith, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Neoleukin Therapeutics, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders of Neoleukin Therapeutics, Inc. to be held at 1:30 p.m. local time on May 12, 2022, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder(s), with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR both of the nominees listed in Proposal No. 1, and FOR Proposal Nos. 2 and 3. Continued and to be signed on reverse side